THIRD QUARTER 2017

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON
NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
National Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Third Quarter 2017 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Loss on Equity Securities repurchase	Other income: Gain/(loss) on extinguishment of debt	$(14.3) million	Pre-tax loss from the repurchase of equity securities previously included in a financing transaction

Corporate	Acquisition expenses	Noninterest expense: Various	$(8.2) million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial ("CBF") and Coastal Securities, Inc. ("Coastal") acquisitions

Primarily Regional Banking & Non-strategic	Legal matters	Noninterest expense: Litigation and regulatory matters	$(8.2) million	Pre-tax loss accruals related to legal matters

Corporate	Tax adjustments	Provision for income taxes	$13.7 million	Favorable effective tax rate adjustments primarily associated with the reversal of a capital loss deferred tax valuation allowance and certain discrete period items

Third Quarter 2017 vs. Second Quarter 2017

Consolidated

•	Net income available to common shareholders was $67.3 million, or $.28 per diluted share in third quarter compared to $90.8 million, or $.38 per diluted share in second quarter

•
Net interest income (“NII”) increased to $209.8 million in third quarter from $200.7 million in second quarter; Net Interest Margin (“NIM”) increased to 3.19 percent in third quarter from 3.07 percent in prior quarter

•
The increase in NII was due to higher average balances of loans to mortgage companies, loan growth within the Regional Banking other commercial loan portfolios, and higher average balances of loans held-for-sale. Additionally, the positive impact of higher short-term market rates and an additional day in third quarter relative to second quarter favorably impacted NII in third quarter, but was somewhat offset by continuing long-term run-off of the non-strategic loan portfolios

•	The increase in NIM was primarily due to a decrease in average excess cash held at the Fed during third quarter relative to the prior quarter and higher short-term market rates

•	Noninterest income (including securities gains) decreased to $112.4 million in third quarter from $127.7 million in prior quarter

•	The decrease was largely the result of a loss from the repurchase of equity securities previously included in a financing transaction mentioned in the notable items table above

•	Noninterest expense increased to $236.9 million in third quarter from $217.9 million in second quarter

•
The expense increase was primarily due to the favorable impact on second quarter expense of a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/recoveries of certain repurchase claims, and to a lesser extent an increase in loss accruals related to legal matters in third quarter

•	A decline in professional fees and personnel expense in third quarter relative to the prior quarter favorably impacted expenses

•	Provision for income taxes was $13.6 million and $17.3 million in the third and second quarters, respectively

•	Both periods reflect the result of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance

•	Period-end loans were $20.2 billion in third quarter and $20.0 billion in second quarter; average loans increased 3 percent to $19.8 billion in third quarter

•	Period-end deposits were $22.1 billion and $22.3 billion in third and second quarter, respectively; average deposits decreased 2 percent linked quarter to $22.1 billion in third quarter

•
The decrease in average deposits was largely the result of an 8 percent decline in market-indexed deposits and a 7 percent decrease in commercial interest deposits; non-interesting bearing deposits increased 2 percent linked-quarter

Regional Banking

•
Pre-tax income increased to $114.7 million in third quarter from $113.8 million in second quarter; pre-provision net revenue was $123.2 million and $113.7 million in third and second quarter, respectively

•	Period-end loans increased to $18.8 billion in third quarter from $18.5 billion in second quarter; average loans increased 4 percent to $18.4 billion in third quarter

•	The increase in period-end loans was due to loan growth within the commercial loan portfolios and consumer real estate installment loans, somewhat offset by a decline in loans to mortgage companies

•
The increase in average loans was primarily driven by increases in loans to mortgage companies and other commercial loans, and to a lesser extent growth in the consumer real estate installment loan portfolio

•	Period-end deposits were $20.1 billion and $20.4 billion in third and second quarter, respectively; average deposits remained consistent at $20.1 billion

•	NII increased to $209.3 million in third quarter from $202.0 million in second quarter

•
The increase in NII was largely due to increases in average loans to mortgage companies and other commercial loans, higher average core deposits, and an additional day in third quarter relative to the prior quarter, somewhat offset by lower loan fees

•
Provision expense was $8.6 million in third quarter compared to $.3 million in the prior quarter primarily as a result of higher reserves associated with individually impaired loans within the C&I portfolio and an increase of commercial loan balances; the increase in reserves was partially offset by the effect of continued lower loss rates

•	Noninterest income was $64.4 million and $64.7 million in third and second quarter, respectively

•
Noninterest expense decreased to $150.5 million in third quarter from $152.7 million in second quarter due in large part to lower personnel expenses, a decrease in the reserve for unfunded commitments, and lower shared corporate costs, somewhat offset by $4.4 million of loss accruals related to legal matters associated with trust services recognized in third quarter

FHN PERFORMANCE HIGHLIGHTS (continued)

Third Quarter 2017 vs. Second Quarter 2017 (continued)

Fixed Income

•	Pre-tax income was $8.7 million in third quarter, up from $6.2 million in second quarter

•	NII increased to $6.0 million in third quarter from $5.0 million in second quarter primarily due to higher average balances of loans held-for-sale

•	Noninterest income increased to $55.8 million in third quarter from $55.2 million in second quarter

•	Fixed income product revenue was $45.0 million in third quarter compared to $45.6 million in second quarter

•	Fixed income product average daily revenue (“ADR”) was $715 thousand and $723 thousand in third and second quarter, respectively

•	Other product revenue increased $1.1 million to $10.8 million in third quarter largely due to increases in fees from loan sales

•	Noninterest expense was $53.1 million in third quarter compared to $54.0 million in second quarter

Corporate

•	Pre-tax loss was $47.4 million in third quarter compared to pre-tax loss of $33.3 million in second quarter

•	NII was negative $14.0 million and negative $15.0 million in third and second quarter, respectively

•	Estimated effective duration of the securities portfolio was 3.8 years in third and second quarter

•	Noninterest income (including net securities gains) was negative $9.5 million in third quarter compared to positive $6.2 million in second quarter

•	Third quarter includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction

•	Noninterest expense was $23.9 million in third quarter compared to $24.6 million in second quarter

•	Third quarter expense includes $8.2 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions

•
Second quarter expense included $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation

Non-Strategic

•	Pre-tax income was $9.4 million in third quarter compared to $25.8 million in second quarter; with the decrease being largely driven by a reversal of prior repurchase provision in the second quarter

•	NII was $8.5 million in third quarter compared to $8.7 million in second quarter

•	The provision credit increased to $8.6 million in third quarter from a provision credit of $2.3 million in second quarter

•	The level of provision continues to reflect declining balances combined with stable performance within the legacy portfolio combined with higher recoveries in third quarter

•	Noninterest expense was $9.4 million in the third quarter compared to negative $13.3 million in second quarter

•	Third quarter expense includes $3.6 million of pre-tax loss accruals related to legal matters

•	Second quarter expense included $21.7 million of reversals of repurchase and foreclosure provision as a result of the settlements/recoveries of certain repurchase claims

Asset Quality

•	Allowance for loan losses decreased to $194.9 million in third quarter from $197.3 million in second quarter; the allowance to loans ratio decreased 2 bps to 97 basis points in third quarter

•	The decrease in reserves was primarily driven by the consumer portfolio within the non-strategic segment which was partially offset by an increase in commercial reserves within the regional bank

•	Net charge-offs were $2.4 million in third quarter compared to $2.7 million in second quarter

•	Regional bank net charge-offs increased $2.7 million to $5.7 million in third quarter primarily due to an increase within the C&I portfolio

•	Non-strategic net recoveries increased to $3.3 million in third quarter from $.3 million in second quarter largely driven by the consumer real estate portfolio

•
Nonperforming loans (“NPLs”), excluding loans held-for-sale, decreased to $125.0 million in third quarter from $129.8 million in second quarter; NPLs within all portfolios decreased with the exception of regional bank consumer real estate which increased $2.8 million

•	30+ delinquencies as a percentage of total loans increased to 38 basis points in third quarter compared to 27 basis points in second quarter

•	Increase was primarily driven by 2 relationships within the regional bank C&I portfolio, one of which is purchased credit-impaired

•	30+ delinquencies within the consumer portfolio improved driven by regional bank consumer real estate and non-strategic permanent mortgage portfolios

Taxes

•	The effective tax rates for third and second quarters were 15.93 percent and 15.34 percent, respectively

•	Third and second quarter effective rates were favorably impacted by the reversal of a capital loss deferred tax valuation allowance

•	The rates also reflect the favorable effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, and tax-exempt interest

Capital and Liquidity

•	Declared $.09 per common share quarterly dividend in third quarter, aggregating $21.0 million, which was paid on October 2, 2017

•	Declared aggregate preferred quarterly dividend of $1.6 million in third quarter which was paid on October 10, 2017

•
There were no repurchases of shares in third quarter under the current share repurchase program (unrelated to employee stock award programs); $189.7 million remains in the stock purchase authorization first announced in 2014, currently scheduled to expire January 31, 2018

•	Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate)

•	Total equity to total assets (GAAP) of 9.73 percent in third quarter compared to 9.63 percent in prior quarter

•	Tangible common equity to tangible assets (Non-GAAP) of 7.54 percent in third quarter compared to 7.41 percent in prior quarter

•	Common Equity Tier 1 of 10.03 percent in third quarter compared to 9.85 percent in prior quarter

•	Tier 1 of 11.19 percent in third quarter compared to 10.99 percent in prior quarter

•	Total Capital of 12.16 percent in third quarter compared to 11.98 percent in prior quarter

•	Leverage of 9.60 percent in third quarter compared to 9.38 percent in prior quarter

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						3Q17 Changes vs.
(Dollars in thousands, except per share data)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Interest income	$248,145	$235,341	$218,811	$219,897	$206,972	5%	20%
Less: interest expense	38,328	34,640	29,103	24,346	21,777	11%	76%
Net interest income	209,817	200,701	189,708	195,551	185,195	5%	13%
Provision/(provision credit) for loan losses	—	(2,000)	(1,000)	—	4,000	NM	NM
Net interest income after provision for loan losses	209,817	202,701	190,708	195,551	181,195	4%	16%
Noninterest income:
Fixed income	55,758	55,110	50,678	51,923	71,748	1%	(22)%
Deposit transactions and cash management	28,011	27,858	24,565	27,504	27,221	1%	3%
Brokerage, management fees and commissions	11,937	12,029	11,906	11,003	10,828	(1)%	10%
Trust services and investment management	6,953	7,698	6,653	7,053	6,885	(10)%	1%
Bankcard income	6,170	5,605	5,455	6,353	6,260	10%	(1)%
Bank-owned life insurance	3,539	4,351	3,247	3,558	3,997	(19)%	(11)%
Securities gains/(losses), net	6	405	44	(132)	(200)	(99)%	NM
Other (a)	43	14,617	14,391	16,815	21,806	NM	NM
Total noninterest income	112,417	127,673	116,939	124,077	148,545	(12)%	(24)%
Adjusted gross income after provision for loan losses	322,234	330,374	307,647	319,628	329,740	(2)%	(2)%
Noninterest expense:
Employee compensation, incentives, and benefits	137,798	139,088	134,932	137,324	145,103	(1)%	(5)%
Repurchase and foreclosure provision (b)	(609)	(21,733)	(238)	(1,104)	(218)	97%	NM
Legal fees	2,052	3,496	5,283	6,038	4,750	(41)%	(57)%
Professional fees (c)	6,566	9,659	4,746	4,827	4,859	(32)%	35%
Occupancy	13,619	12,800	12,340	12,818	12,722	6%	7%
Computer software	11,993	12,285	10,799	11,909	10,400	(2)%	15%
Contract employment and outsourcing	2,762	3,255	2,958	2,696	2,443	(15)%	13%
Operations services	10,805	11,524	10,875	10,913	10,518	(6)%	3%
Equipment rentals, depreciation, and maintenance	6,626	7,036	6,351	7,959	6,085	(6)%	9%
FDIC premium expense	6,062	5,927	5,739	6,095	5,721	2%	6%
Advertising and public relations (d)	5,205	4,095	4,601	6,093	6,065	27%	(14)%
Communications and courier	4,328	4,117	3,800	3,593	3,883	5%	11%
Amortization of intangible assets	1,964	1,964	1,232	1,300	1,299	*	51%
Other (a)	27,698	24,404	18,787	27,436	19,928	13%	39%
Total noninterest expense	236,869	217,917	222,205	237,897	233,558	9%	1%
Income before income taxes	85,365	112,457	85,442	81,731	96,182	(24)%	(11)%
Provision for income taxes (e)	13,596	17,253	27,054	24,008	28,547	(21)%	(52)%
Net income	71,769	95,204	58,388	57,723	67,635	(25)%	6%
Net income attributable to noncontrolling interest	2,883	2,852	2,820	2,879	2,883	1%	*
Net income attributable to controlling interest	68,886	92,352	55,568	54,844	64,752	(25)%	6%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income available to common shareholders	$67,336	$90,802	$54,018	$53,294	$63,202	(26)%	7%
Common Stock Data
EPS	$0.29	$0.39	$0.23	$0.23	$0.27	(26)%	7%
Basic shares (thousands)	233,749	233,482	233,076	232,731	231,856	*	1%
Diluted EPS	$0.28	$0.38	$0.23	$0.23	$0.27	(26)%	4%
Diluted shares (thousands)	236,340	236,263	236,855	235,590	234,092	*	1%
Key Ratios & Other
Return on average assets (annualized) (f)	0.99%	1.32%	0.82%	0.80%	0.97%
Return on average common equity (“ROE”) (annualized) (f)	10.79%	15.26%	9.40%	9.00%	10.80%
Return on average tangible common equity (“ROTCE”)(annualized) (f) (g)	12.17%	17.30%	10.33%	9.89%	11.90%
Fee income to total revenue (f)	34.89%	38.80%	38.13%	38.84%	44.54%
Efficiency ratio (f)	73.51%	66.44%	72.47%	74.40%	69.94%
Full time equivalent employees	4,277	4,328	4,258	4,248	4,246
NM - Not meaningful
* Amount is less than one percent.
(a) Refer to the Other Income and Other Expense table on page 7 for additional information.
(b) Expense reversals driven by the settlements/recoveries of certain repurchase claims.
(c) 3Q17 and 2Q17 increases largely driven by acquisition-related expenses primarily associated with the CBF and Coastal acquisitions.
(d) 4Q16 includes $1.1 million related to CRA initiatives; 3Q16 includes amounts related to a promotional branding campaign.
(e) 3Q17 and 2Q17 decreases primarily associated with a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.
(f) See Glossary of Terms for definitions of Key Ratios.
(g) This non-GAAP measure is reconciled to ROE (GAAP) in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						3Q17 Changes vs.
(Thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Other Income
ATM and interchange fees	$3,137	$3,083	$2,778	$3,047	$3,081	2%	2%
Electronic banking fees	1,282	1,306	1,323	1,301	1,398	(2)%	(8)%
Letter of credit fees	1,211	1,122	1,036	946	981	8%	23%
Mortgage banking (a)	1,354	1,268	1,261	2,820	5,524	7%	(75)%
Deferred compensation (b)	1,128	1,491	1,827	863	1,038	(24)%	9%
Insurance commissions	567	592	883	680	1,262	(4)%	(55)%
Other service charges	2,954	3,109	2,984	3,018	3,004	(5)%	(2)%
Gain/(loss) on extinguishment of debt (c)	(14,329)	—	—	—	—	NM	NM
Other (d)	2,739	2,646	2,299	4,140	5,518	4%	(50)%
Total	$43	$14,617	$14,391	$16,815	$21,806	NM	NM

Other Expense
Litigation and regulatory matters	$8,162	$533	$(292)	$4,684	$260	NM	NM
Tax credit investments	762	942	942	1,024	788	(19)%	(3)%
Travel and entertainment	2,798	3,162	2,348	3,240	2,478	(12)%	13%
Employee training and dues	1,198	1,453	1,543	1,603	1,360	(18)%	(12)%
Customer relations	1,361	1,543	1,336	1,451	1,442	(12)%	(6)%
Miscellaneous loan costs	757	699	622	628	676	8%	12%
Supplies	928	1,093	863	1,320	1,158	(15)%	(20)%
Foreclosed real estate	303	446	204	648	815	(32)%	(63)%
Other insurance and taxes	2,396	2,443	2,390	1,939	2,625	(2)%	(9)%
Other (e)	9,033	12,090	8,831	10,899	8,326	(25)%	8%
Total	$27,698	$24,404	$18,787	$27,436	$19,928	13%	39%
NM - Not meaningful
(a) 4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(b) Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(c) 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(d) 3Q16 includes a $1.8 million gain on the sales of properties.
(e) 2Q17 includes a $3.2 million charitable contribution to the First Tennessee Foundation.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						3Q17 Changes vs.
(Thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Assets:
Investment securities	$3,973,138	$3,959,592	$3,953,632	$3,957,846	$4,041,934	*	(2)%
Loans held-for-sale (a)	339,780	432,771	105,456	111,248	155,215	(21)%	NM
Loans, net of unearned income	20,166,091	19,989,319	19,090,074	19,589,520	19,555,787	1%	3%
Federal funds sold	76,316	34,036	31,495	50,838	27,097	NM	NM
Securities purchased under agreements to resell	663,637	657,991	835,222	613,682	802,815	1%	(17)%
Interest-bearing cash (b)	604,326	573,666	2,106,597	1,060,034	219,834	5%	NM
Trading securities	1,469,402	1,315,891	1,167,310	897,071	1,320,535	12%	11%
Total earning assets	27,292,690	26,963,266	27,289,786	26,280,239	26,123,217	1%	4%
Cash and due from banks	347,802	387,053	369,290	373,274	327,639	(10)%	6%
Fixed income receivables (c)	68,750	127,724	168,315	57,411	91,997	(46)%	(25)%
Goodwill (a)	236,335	236,335	191,371	191,371	191,371	*	23%
Other intangible assets, net (a)	43,157	45,121	19,785	21,017	22,317	(4)%	93%
Premises and equipment, net	293,393	292,463	290,497	289,385	279,178	*	5%
Other real estate owned ("OREO")	12,522	11,901	15,144	16,237	18,945	5%	(34)%
Allowance for loan losses	(194,867)	(197,257)	(201,968)	(202,068)	(201,557)	(1)%	(3)%
Derivative assets	80,976	91,653	98,120	121,654	160,736	(12)%	(50)%
Other assets	1,441,878	1,411,697	1,378,260	1,406,711	1,435,379	2%	*
Total assets	$29,622,636	$29,369,956	$29,618,600	$28,555,231	$28,449,222	1%	4%

Liabilities and Equity:
Deposits:
Consumer interest	$9,164,017	$9,429,788	$9,367,537	$8,943,616	$8,577,214	(3)%	7%
Commercial interest	2,915,446	3,285,931	3,275,599	2,943,545	2,743,474	(11)%	6%
Market-indexed (d)	3,534,546	3,315,045	4,481,085	4,844,608	4,363,240	7%	(19)%
Total interest-bearing deposits	15,614,009	16,030,764	17,124,221	16,731,769	15,683,928	(3)%	*
Noninterest-bearing deposits	6,485,245	6,302,585	6,355,620	5,940,594	5,890,252	3%	10%
Total deposits	22,099,254	22,333,349	23,479,841	22,672,363	21,574,180	(1)%	2%
Federal funds purchased	292,650	314,892	504,805	414,207	538,284	(7)%	(46)%
Securities sold under agreements to repurchase	516,867	743,684	406,354	453,053	341,998	(30)%	51%
Trading liabilities	579,028	555,793	848,190	561,848	702,226	4%	(18)%
Other short-term borrowings (e)	1,637,419	1,044,658	79,454	83,177	792,736	57%	NM
Term borrowings	1,059,507	1,033,329	1,035,036	1,040,656	1,065,651	3%	(1)%
Fixed income payables (c)	44,304	28,571	21,116	21,002	68,897	55%	(36)%
Derivative liabilities	83,146	92,717	101,347	135,897	144,829	(10)%	(43)%
Other liabilities	426,910	396,075	401,997	467,944	475,839	8%	(10)%
Total liabilities	26,739,085	26,543,068	26,878,140	25,850,147	25,704,640	1%	4%
Equity:
Common stock	146,395	146,336	146,177	146,015	145,772	*	*
Capital surplus	1,401,359	1,395,797	1,391,777	1,386,636	1,376,319	*	2%
Undivided profits	1,177,126	1,131,162	1,061,409	1,029,032	992,264	4%	19%
Accumulated other comprehensive loss, net	(232,384)	(237,462)	(249,958)	(247,654)	(160,828)	(2)%	44%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (f)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,883,551	2,826,888	2,740,460	2,705,084	2,744,582	2%	5%
Total liabilities and equity	$29,622,636	$29,369,956	$29,618,600	$28,555,231	$28,449,222	1%	4%
NM - Not meaningful
*Amount is less than one percent.
(a) 2Q17 increase driven by the Coastal acquisition.
(b) Includes excess balances held at Fed; 1Q17 increase largely driven by an inflow of customer deposits; 2Q17 decrease due to loan growth and the Coastal acquisition.
(c) Period-end balances fluctuate based on the level of pending unsettled trades.
(d) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(e) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(f) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						3Q17 Changes vs.
(Thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$12,474,188	$11,830,942	$11,381,258	$11,987,562	$11,281,691	5%	11%
Commercial real estate	2,211,831	2,175,733	2,176,355	2,089,314	1,997,121	2%	11%
Consumer real estate	4,398,550	4,431,591	4,491,786	4,545,646	4,601,420	(1)%	(4)%
Permanent mortgage	405,287	408,202	415,916	429,914	436,952	(1)%	(7)%
Credit card and other	354,807	355,123	348,123	361,311	362,166	*	(2)%
Total loans, net of unearned income (a)	19,844,663	19,201,591	18,813,438	19,413,747	18,679,350	3%	6%
Loans held-for-sale (b)	540,121	320,698	110,726	127,484	132,434	68%	NM
Investment securities:
U.S. treasuries	109	100	100	100	100	9%	9%
U.S. government agencies	3,762,180	3,755,818	3,735,472	3,810,207	3,844,103	*	(2)%
States and municipalities	—	—	4,350	4,344	4,516	NM	NM
Corporate bonds	10,000	10,000	10,000	10,000	10,000	*	*
Other	188,361	188,229	186,670	186,452	186,632	*	1%
Total investment securities	3,960,650	3,954,147	3,936,592	4,011,103	4,045,351	*	(2)%
Trading securities	1,125,033	1,283,212	929,545	1,283,407	1,155,776	(12)%	(3)%
Other earning assets:
Federal funds sold	29,852	36,936	17,015	19,323	28,049	(19)%	6%
Securities purchased under agreements to resell	664,208	833,253	691,469	792,156	808,861	(20)%	(18)%
Interest-bearing cash (c)	392,274	970,853	2,117,498	711,485	491,164	(60)%	(20)%
Total other earning assets	1,086,334	1,841,042	2,825,982	1,522,964	1,328,074	(41)%	(18)%
Total earning assets	26,556,801	26,600,690	26,616,283	26,358,705	25,340,985	*	5%
Allowance for loan losses	(196,631)	(200,534)	(202,618)	(201,306)	(200,654)	(2)%	(2)%
Cash and due from banks	355,626	350,832	367,136	334,168	320,549	1%	11%
Fixed income receivables	54,286	64,779	41,688	83,019	75,255	(16)%	(28)%
Premises and equipment, net	293,286	291,769	289,202	282,849	278,042	1%	5%
Derivative assets	74,453	74,974	84,419	138,451	170,546	(1)%	(56)%
Other assets	1,737,006	1,693,840	1,609,996	1,640,781	1,624,979	3%	7%
Total assets	$28,874,827	$28,876,350	$28,806,106	$28,636,667	$27,609,702	*	5%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$9,244,021	$9,330,990	$9,003,550	$8,641,507	$8,550,172	(1)%	8%
Commercial interest	2,876,398	3,086,139	3,097,922	2,819,980	2,780,360	(7)%	3%
Market-indexed (d)	3,523,450	3,809,281	4,666,292	4,787,912	3,894,108	(8)%	(10)%
Total interest-bearing deposits	15,643,869	16,226,410	16,767,764	16,249,399	15,224,640	(4)%	3%
Federal funds purchased	376,150	435,854	552,820	528,266	598,666	(14)%	(37)%
Securities sold under agreements to repurchase	680,366	616,837	419,131	378,837	387,486	10%	76%
Trading liabilities	597,269	762,667	642,456	745,011	752,270	(22)%	(21)%
Other short-term borrowings (e)	655,599	221,472	80,939	243,527	252,048	NM	NM
Term borrowings	1,112,735	1,034,020	1,039,719	1,064,206	1,075,039	8%	4%
Total interest-bearing liabilities	19,065,988	19,297,260	19,502,829	19,209,246	18,290,149	(1)%	4%
Noninterest-bearing deposits	6,411,160	6,280,472	6,051,510	6,039,025	5,874,857	2%	9%
Fixed income payables	28,455	36,083	22,843	63,745	44,600	(21)%	(36)%
Derivative liabilities	80,916	85,119	84,928	123,460	146,063	(5)%	(45)%
Other liabilities	421,551	399,247	421,328	454,363	535,714	6%	(21)%
Total liabilities	26,008,070	26,098,181	26,083,438	25,889,839	24,891,383	*	4%
Equity:
Common stock	146,354	146,246	146,098	145,902	145,362	*	1%
Capital surplus	1,397,883	1,392,718	1,389,062	1,380,843	1,369,708	*	2%
Undivided profits	1,159,451	1,085,326	1,044,388	1,015,742	967,872	7%	20%
Accumulated other comprehensive loss, net	(227,986)	(237,176)	(247,935)	(186,714)	(155,678)	(4)%	46%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (f)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,866,757	2,778,169	2,722,668	2,746,828	2,718,319	3%	5%
Total liabilities and equity	$28,874,827	$28,876,350	$28,806,106	$28,636,667	$27,609,702	*	5%
NM - Not meaningful
*Amount is less than one percent.
(a) Includes loans on nonaccrual status.
(b) 2Q17 increase driven by the Coastal acquisition.
(c) Includes excess balances held at Fed; 1Q17 increase largely driven by an inflow of customer deposits; 3Q17 and 2Q17 decreases due to loan growth and the Coastal acquisition.
(d) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(e) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(f) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						3Q17 Changes vs.
(Thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Interest Income:
Loans, net of unearned income (b)	$207,845	$195,162	$183,031	$187,158	$176,511	6%	18%
Loans held-for-sale	6,123	3,510	1,283	1,602	1,445	74%	NM
Investment securities:
U.S. government agencies	23,844	24,122	24,221	23,110	22,517	(1)%	6%
States and municipalities	—	—	101	102	102	NM	NM
Corporate bonds	131	132	131	131	131	(1)%	*
Other	1,731	1,535	1,414	1,479	1,138	13%	52%
Total investment securities	25,706	25,789	25,867	24,822	23,888	*	8%
Trading securities	8,604	9,846	6,602	8,616	7,110	(13)%	21%
Other earning assets:
Federal funds sold	131	146	54	52	70	(10)%	87%
Securities purchased under agreements to resell (c)	1,476	1,442	590	(186)	169	2%	NM
Interest-bearing cash	1,226	2,456	4,235	1,027	604	(50)%	NM
Total other earning assets	2,833	4,044	4,879	893	843	(30)%	NM
Interest income	$251,111	$238,351	$221,662	$223,091	$209,797	5%	20%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$5,032	$5,448	$3,852	$2,926	$2,871	(8)%	75%
Commercial interest	4,970	4,797	3,927	3,102	2,732	4%	82%
Market-indexed (d)	10,266	8,941	8,407	5,968	4,424	15%	NM
Total interest-bearing deposits	20,268	19,186	16,186	11,996	10,027	6%	NM
Federal funds purchased	1,173	1,106	1,056	731	779	6%	51%
Securities sold under agreements to repurchase	1,815	1,081	89	47	90	68%	NM
Trading liabilities	3,298	4,203	3,781	3,848	3,331	(22)%	(1)%
Other short-term borrowings	2,012	716	247	373	385	NM	NM
Term borrowings	9,762	8,348	7,744	7,351	7,165	17%	36%
Interest expense	38,328	34,640	29,103	24,346	21,777	11%	76%
Net interest income - tax equivalent basis	212,783	203,711	192,559	198,745	188,020	4%	13%
Fully taxable equivalent adjustment	(2,966)	(3,010)	(2,851)	(3,194)	(2,825)	1%	(5)%
Net interest income	$209,817	$200,701	$189,708	$195,551	$185,195	5%	13%
NM - Not meaningful
*Amount is less than one percent.
(a) Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 35 percent and, where applicable, state income taxes.
(b) Includes interest on loans in nonaccrual status.
(c) 4Q16 driven by negative market rates on reverse repurchase agreements.
(d) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	3Q17	2Q17	1Q17	4Q16	3Q16

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	4.13%	4.03%	3.86%	3.75%	3.63%
Consumer loans	4.23	4.21	4.13	4.06	4.08
Total loans, net of unearned income (c)	4.16	4.08	3.94	3.84	3.76
Loans held-for-sale	4.53	4.38	4.64	5.03	4.36
Investment securities:
U.S. government agencies	2.54	2.57	2.59	2.43	2.34
States and municipalities	—	—	9.33	9.39	9.01
Corporate bonds	5.25	5.25	5.25	5.25	5.25
Other	3.67	3.26	3.03	3.17	2.44
Total investment securities	2.60	2.61	2.63	2.48	2.36
Trading securities	3.06	3.07	2.84	2.69	2.46
Other earning assets:
Federal funds sold	1.75	1.58	1.28	1.07	0.99
Securities purchased under agreements to resell (d)	0.88	0.69	0.35	(0.09)	0.08
Interest-bearing cash	1.24	1.02	0.81	0.57	0.49
Total other earning assets	1.03	0.88	0.70	0.23	0.25
Interest income/total earning assets	3.76%	3.59%	3.37%	3.37%	3.30%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.22%	0.23%	0.17%	0.13%	0.13%
Commercial interest	0.69	0.62	0.51	0.44	0.39
Market-indexed (e)	1.16	0.94	0.73	0.50	0.45
Total interest-bearing deposits	0.51	0.47	0.39	0.29	0.26
Federal funds purchased	1.24	1.02	0.77	0.55	0.52
Securities sold under agreements to repurchase	1.06	0.70	0.09	0.05	0.09
Trading liabilities	2.19	2.21	2.39	2.06	1.76
Other short-term borrowings	1.22	1.30	1.24	0.61	0.61
Term borrowings (f)	3.51	3.23	2.98	2.76	2.67
Interest expense/total interest-bearing liabilities	0.80	0.72	0.60	0.51	0.47
Net interest spread	2.96%	2.87%	2.77%	2.86%	2.83%
Effect of interest-free sources used to fund earning assets	0.23	0.20	0.15	0.14	0.13
Net interest margin	3.19%	3.07%	2.92%	3.00%	2.96%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Earning assets yields are expressed net of unearned income.
(b) Includes loan fees and cash basis interest income.
(c) Includes loans on nonaccrual status.
(d) 4Q16 driven by negative market rates on reverse repurchase agreements.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f) Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						3Q17 Changes vs.
(Dollars and shares in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Common equity tier 1 capital (a) (b)	$2,477,210	$2,418,578	$2,409,219	$2,377,987	$2,326,207	2%	6%
Tier 1 capital (a) (b)	2,764,951	2,699,698	2,680,869	2,671,871	2,615,449	2%	6%
Total capital (a)	3,005,407	2,942,948	2,926,292	2,926,010	2,868,437	2%	5%

Risk-weighted assets (“RWA”) (a) (b)	24,705,400	24,566,487	23,623,224	23,914,158	23,716,102	1%	4%
Average assets for leverage (a) (b)	28,793,818	28,793,889	28,805,253	28,581,251	27,481,309	*	5%

Common equity tier 1 ratio (a) (b)	10.03%	9.85%	10.20%	9.94%	9.81%
Tier 1 ratio (a) (b)	11.19%	10.99%	11.35%	11.17%	11.03%
Total capital ratio (a)	12.16%	11.98%	12.39%	12.24%	12.09%
Leverage ratio (a) (b)	9.60%	9.38%	9.31%	9.35%	9.52%

Total equity to total assets	9.73%	9.63%	9.25%	9.47%	9.65%
Tangible common equity/tangible assets (“TCE/TA”) (c)	7.54%	7.41%	7.27%	7.42%	7.58%
Period-end shares outstanding	234,231	234,135	233,883	233,624	233,235	*	*
Cash dividends declared per common share	$0.09	$0.09	$0.09	$0.07	$0.07	*	29%
Book value per common share	$10.64	$10.40	$10.05	$9.90	$10.09
Tangible book value per common share (c)	$9.45	$9.20	$9.14	$9.00	$9.17
Market capitalization (millions)	$4,485.5	$4,078.6	$4,326.8	$4,674.8	$3,552.2
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.
(a) Current quarter is an estimate.
(b) See Glossary of Terms for definition.
(c) TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						3Q17 Changes vs.
(Thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Regional Banking
Net interest income	$209,319	$201,972	$193,389	$200,717	$190,508	4%	10%
Noninterest income	64,369	64,737	58,976	63,324	65,128	(1)%	(1)%
Total revenues	273,688	266,709	252,365	264,041	255,636	3%	7%
Provision for loan losses	8,552	260	3,098	4,692	8,544	NM	*
Noninterest expense (a)	150,464	152,647	148,064	160,851	145,050	(1)%	4%
Income before income taxes	114,672	113,802	101,203	98,498	102,042	1%	12%
Provision for income taxes	41,267	41,131	36,588	35,364	37,027	*	11%
Net income	$73,405	$72,671	$64,615	$63,134	$65,015	1%	13%

Fixed Income
Net interest income	$5,979	$4,979	$1,151	$2,541	$2,411	20%	NM
Noninterest income	55,802	55,205	50,822	52,061	72,073	1%	(23)%
Total revenues	61,781	60,184	51,973	54,602	74,484	3%	(17)%
Noninterest expense	53,105	54,001	48,685	48,726	59,423	(2)%	(11)%
Income before income taxes	8,676	6,183	3,288	5,876	15,061	40%	(42)%
Provision for income taxes	2,979	1,946	1,024	1,875	5,518	53%	(46)%
Net income	$5,697	$4,237	$2,264	$4,001	$9,543	34%	(40)%

Corporate
Net interest income/(expense)	$(13,990)	$(14,970)	$(14,100)	$(17,501)	$(18,193)	7%	23%
Noninterest income (b)	(9,477)	6,218	5,476	4,670	5,134	NM	NM
Total revenues	(23,467)	(8,752)	(8,624)	(12,831)	(13,059)	NM	(80)%
Noninterest expense (c)	23,935	24,575	16,880	14,593	14,929	(3)%	60%
Loss before income taxes	(47,402)	(33,327)	(25,504)	(27,424)	(27,988)	(42)%	(69)%
Benefit for income taxes (d)	(34,255)	(35,706)	(13,058)	(15,082)	(16,736)	4%	NM
Net income/(loss)	$(13,147)	$2,379	$(12,446)	$(12,342)	$(11,252)	NM	(17)%

Non-Strategic
Net interest income	$8,509	$8,720	$9,268	$9,794	$10,469	(2)%	(19)%
Noninterest income (e)	1,723	1,513	1,665	4,022	6,210	14%	(72)%
Total revenues	10,232	10,233	10,933	13,816	16,679	*	(39)%
Provision/(provision credit) for loan losses	(8,552)	(2,260)	(4,098)	(4,692)	(4,544)	NM	(88)%
Noninterest expense (f)	9,365	(13,306)	8,576	13,727	14,156	NM	(34)%
Income/(loss) before income taxes	9,419	25,799	6,455	4,781	7,067	(63)%	33%
Provision/(benefit) for income taxes	3,605	9,882	2,500	1,851	2,738	(64)%	32%
Net income/(loss)	$5,814	$15,917	$3,955	$2,930	$4,329	(63)%	34%

Total Consolidated
Net interest income	$209,817	$200,701	$189,708	$195,551	$185,195	5%	13%
Noninterest income	112,417	127,673	116,939	124,077	148,545	(12)%	(24)%
Total revenues	322,234	328,374	306,647	319,628	333,740	(2)%	(3)%
Provision/(provision credit) for loan losses	—	(2,000)	(1,000)	—	4,000	NM	NM
Noninterest expense	236,869	217,917	222,205	237,897	233,558	9%	1%
Income before income taxes	85,365	112,457	85,442	81,731	96,182	(24)%	(11)%
Provision for income taxes	13,596	17,253	27,054	24,008	28,547	(21)%	(52)%
Net income	$71,769	$95,204	$58,388	$57,723	$67,635	(25)%	6%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)
3Q17 includes $4.4 million of loss accruals related to legal matters; 4Q16 includes $2.7 million of loss accruals related to legal matters; 3Q16 includes a $4.3 million reversal of loss accruals related to legal matters.

(b)	3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(c)
3Q17 includes $8.2 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions; 2Q17 includes $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation.

(d)	3Q17 and 2Q17 decreases primarily associated with a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(e)
4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.

(f)
3Q17 includes $3.6 million of loss accruals related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims; 4Q16 includes $2.0 million of loss accruals related to legal matters; 3Q16 includes $4.5 million of loss accruals related to legal matters.

FHN REGIONAL BANKING
Quarterly, Unaudited

						3Q17 Changes vs.
	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Income Statement (thousands)
Net interest income	$209,319	$201,972	$193,389	$200,717	$190,508	4%	10%
Provision for loan losses	8,552	260	3,098	4,692	8,544	NM	*
Noninterest income:
NSF / Overdraft fees (a)	9,888	8,726	6,316	9,707	10,076	13%	(2)%
Cash management fees	8,923	9,641	9,196	8,659	7,947	(7)%	12%
Debit card income	3,638	3,658	3,407	3,516	3,496	(1)%	4%
Other	4,189	4,424	4,327	4,291	4,215	(5)%	(1)%
Total deposit transactions and cash management	26,638	26,449	23,246	26,173	25,734	1%	4%
Brokerage, management fees and commissions	11,936	12,029	11,906	11,003	10,828	(1)%	10%
Trust services and investment management	6,968	7,713	6,680	7,056	6,900	(10)%	1%
Bankcard income	6,057	5,495	5,342	6,230	6,151	10%	(2)%
Other service charges	2,603	2,722	2,618	2,596	2,591	(4)%	*
Miscellaneous revenue (b) (c)	10,167	10,329	9,184	10,266	12,924	(2)%	(21)%
Total noninterest income	64,369	64,737	58,976	63,324	65,128	(1)%	(1)%
Noninterest expense:
Employee compensation, incentives, and benefits	56,387	58,487	57,990	58,627	56,440	(4)%	*
Other (d)	94,077	94,160	90,074	102,224	88,610	*	6%
Total noninterest expense	150,464	152,647	148,064	160,851	145,050	(1)%	4%
Income before income taxes	$114,672	$113,802	$101,203	$98,498	$102,042	1%	12%
PPNR (e)	123,224	113,676	104,301	103,190	110,586	8%	11%
Efficiency ratio (f)	54.98%	57.32%	58.67%	60.92%	56.74%

Balance Sheet (millions)
Average loans	$18,402	$17,679	$17,199	$17,692	$16,844	4%	9%
Average other earning assets	44	50	34	37	46	(12)%	(4)%
Total average earning assets	18,446	17,729	17,233	17,729	16,890	4%	9%
Total average deposits	20,075	20,139	19,660	19,022	18,604	*	8%
Total period-end deposits	20,084	20,425	20,541	19,348	18,742	(2)%	7%
Total period-end assets	19,600	19,333	18,329	18,771	18,562	1%	6%
Net interest margin (g)	4.56%	4.63%	4.61%	4.57%	4.55%
Net interest spread	3.72	3.62	3.57	3.52	3.46
Loan yield	4.00	3.88	3.78	3.68	3.61
Deposit average rate	0.28	0.26	0.21	0.16	0.15

Key Statistics
Financial center locations	163	163	162	162	162	*	1%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality; 1Q17 decrease driven by seasonality and a modification of billing practices.

(b)	3Q16 includes a $1.8 million gain on the sales of properties.

(c)	2Q17 includes $386 thousand of securities gains/(losses).

(d)
3Q17 includes $4.4 million of loss accruals related to legal matters; 4Q16 includes $2.7 million of loss accruals related to legal matters; 3Q16 includes a reversal of loss accruals related to legal matters of $4.3 million.

(e)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(f)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(g)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN FIXED INCOME
Quarterly, Unaudited

						3Q17 Changes vs.
	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Income Statement (thousands)
Net interest income (a)	$5,979	$4,979	$1,151	$2,541	$2,411	20%	NM
Noninterest income:
Fixed income product revenue	45,020	45,555	42,727	43,794	59,003	(1)%	(24)%
Other (b)	10,782	9,650	8,095	8,267	13,070	12%	(18)%
Total noninterest income	55,802	55,205	50,822	52,061	72,073	1%	(23)%
Noninterest expense	53,105	54,001	48,685	48,726	59,423	(2)%	(11)%
Income before income taxes	$8,676	$6,183	$3,288	$5,876	$15,061	40%	(42)%

Efficiency ratio (c)	85.96%	89.73%	93.67%	89.24%	79.78%
Fixed income product average daily revenue	$715	$723	$689	$718	$922	(1)%	(22)%

Balance Sheet (millions)
Average trading inventory (a)	$1,122	$1,281	$927	$1,281	$1,153	(12)%	(3)%
Average loans held-for-sale (a)	443	220	7	20	22	NM	NM
Average other earning assets	690	851	696	798	809	(19)%	(15)%
Total average earning assets	2,255	2,352	1,630	2,099	1,984	(4)%	14%
Total period-end assets	2,751	2,745	2,395	1,817	2,516	*	9%
Net interest margin (d)	1.12%	0.92%	0.33%	0.57%	0.55%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent
(a) 2Q17 increase driven by the Coastal acquisition.
(b) 3Q16 includes higher fees from loan and derivative sales.
(c) Noninterest expense divided by total revenue.
(d) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						3Q17 Changes vs.
	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Income Statement (thousands)
Net interest income/(expense)	$(13,990)	$(14,970)	$(14,100)	$(17,501)	$(18,193)	7%	23%
Noninterest income excluding securities gains/(losses) (a)	(9,483)	6,199	5,432	4,802	5,335	NM	NM
Securities gains/(losses), net	6	19	44	(132)	(201)	(68)%	NM
Noninterest expense (b)	23,935	24,575	16,880	14,593	14,929	(3)%	60%
Loss before income taxes	$(47,402)	$(33,327)	$(25,504)	$(27,424)	$(27,988)	(42)%	(69)%

Average Balance Sheet (millions)
Average investment securities	$3,959	$3,950	$3,931	$4,007	$4,041	*	(2)%
Total earning assets	$4,408	$4,983	$6,122	$4,795	$4,617	(12)%	(5)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
* Amount is less than one percent.
(a) 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(b) 3Q17 includes $8.2 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions; 2Q17 increase primarily driven by $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation, somewhat offset by $2.2 million of deferred compensation BOLI gains.

FHN NON-STRATEGIC
Quarterly, Unaudited

						3Q17 Changes vs.
	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Income Statement (thousands)
Net interest income	$8,509	$8,720	$9,268	$9,794	$10,469	(2)%	(19)%
Provision/(provision credit) for loan losses	(8,552)	(2,260)	(4,098)	(4,692)	(4,544)	NM	(88)%
Noninterest income (a)	1,723	1,513	1,665	4,022	6,210	14%	(72)%
Noninterest expense (b)	9,365	(13,306)	8,576	13,727	14,156	NM	(34)%
Income/(loss) before income taxes	$9,419	$25,799	$6,455	$4,781	$7,067	(63)%	33%

Average Balance Sheet (millions)
Loans	$1,358	$1,441	$1,535	$1,636	$1,744	(6)%	(22)%
Other assets	73	80	81	86	97	(9)%	(25)%
Total assets	1,431	1,521	1,616	1,722	1,841	(6)%	(22)%
Net interest margin (c)	2.34%	2.27%	2.29%	2.25%	2.26%
Efficiency ratio (d)	91.53%	NM	78.44%	99.36%	84.87%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
(a) 4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(b) 3Q17 includes $3.6 million of loss accrual related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims; 4Q16 includes $2.0 million of loss accruals related to legal matters; 3Q16 includes $4.5 million of loss accruals related to legal matters.
(c) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(d) Noninterest expense divided by total revenue excluding securities gains/(losses).

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

3Q17 Changes vs.
(Dollars in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Allowance for Loan Losses Walk-Forward
Beginning reserve	$197,257	$201,968	$202,068	$201,557	$199,807	(2)%	(1)%
Provision/(provision credit) for loan losses	—	(2,000)	(1,000)	—	4,000	NM	NM
Charge-offs	(10,670)	(9,830)	(8,413)	(11,369)	(10,362)	(9)%	(3)%
Recoveries	8,280	7,119	9,313	11,880	8,112	16%	2%
Ending balance	$194,867	$197,257	$201,968	$202,068	$201,557	(1)%	(3)%
Reserve for unfunded commitments	4,372	5,554	5,284	5,312	4,802	(21)%	(9)%
Total allowance for loan losses plus reserve for unfunded commitments	$199,239	$202,811	$207,252	$207,380	$206,359	(2)%	(3)%

Allowance for Loan Losses
Regional Banking	$156,021	$153,208	$155,968	$154,082	$151,397	2%	3%
Non-Strategic	38,846	44,049	46,000	47,986	50,160	(12)%	(23)%
Total allowance for loan losses	$194,867	$197,257	$201,968	$202,068	$201,557	(1)%	(3)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$40,610	$43,012	$49,462	$50,653	$50,267	(6)%	(19)%
OREO (a)	2,848	3,266	4,422	5,081	5,811	(13)%	(51)%
Total Regional Banking	$43,458	$46,278	$53,884	$55,734	$56,078	(6)%	(23)%
Non-Strategic
Nonperforming loans	$82,203	$84,959	$92,409	$93,808	$100,572	(3)%	(18)%
Nonperforming loans held-for-sale after fair value adjustments	7,314	7,321	7,633	7,741	7,791	*	(6)%
OREO (a)	5,029	3,772	5,837	6,154	7,867	33%	(36)%
Total Non-Strategic	$94,546	$96,052	$105,879	$107,703	$116,230	(2)%	(19)%
Corporate
Nonperforming loans	$2,173	$1,819	$1,521	$1,186	$1,211	19%	79%
Total nonperforming assets (a)	$140,177	$144,149	$161,284	$164,623	$173,519	(3)%	(19)%

Net Charge-Offs
Regional Banking	$5,739	$3,020	$1,211	$2,007	$3,499	90%	64%
Non-Strategic	(3,349)	(309)	(2,111)	(2,518)	(1,249)	NM	NM
Total net charge-offs/(recoveries)	$2,390	$2,711	$(900)	$(511)	$2,250	(12)%	6%

Consolidated Key Ratios (b)
30+ Delinq. % (c)	0.38%	0.27%	0.39%	0.34%	0.32%
NPL %	0.62	0.65	0.75	0.74	0.78
NPA %	0.66	0.68	0.80	0.80	0.85
Net charge-offs %	0.05	0.06	NM	NM	0.05
Allowance / loans %	0.97	0.99	1.06	1.03	1.03
Allowance / NPL	1.56	x	1.52	x	1.41	x	1.39	x	1.33	x
Allowance / NPA	1.47	x	1.44	x	1.31	x	1.29	x	1.22	x
Allowance / net charge-offs	20.55	x	18.14	x	NM	NM	22.51	x

Other
Loans past due 90 days or more and still accruing (d)	$41,025	$37,809	$37,156	$38,299	$36,562	9%	12%
Guaranteed portion (d)	10,046	15,276	14,569	14,664	13,645	(34)%	(26)%
Period-end loans, net of unearned income (millions)	20,166	19,989	19,090	19,590	19,556	1%	3%
NM - Not meaningful
* Amount is less than one percent.
(a) Excludes OREO from government-insured mortgages.
(b) See Glossary of Terms for definitions of Consolidated Key Ratios.
(c) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(d) Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

3Q17 Changes vs.
3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Key Portfolio Details
C&I
Period-end loans ($ millions)	$12,792	$12,598	$11,704	$12,148	$12,118	2%	6%
30+ Delinq. % (a) (b) (c)	0.27%	0.03%	0.17%	0.08%	0.05%
NPL %	0.15	0.20	0.26	0.27	0.25
Charge-offs % (qtr. annualized)	0.10	0.04	NM	NM	0.04
Allowance / loans %	0.77%	0.73%	0.80%	0.74%	0.72%
Allowance / net charge-offs	7.97	x	18.21	x	NM	NM	17.23	x

Commercial Real Estate
Period-end loans ($ millions)	$2,251	$2,212	$2,173	$2,136	$2,066	2%	9%
30+ Delinq. % (a)	0.02%	0.01%	0.03%	0.01%	0.18%
NPL %	0.07	0.07	0.11	0.13	0.17
Charge-offs % (qtr. annualized)	NM	NM	NM	0.09	NM
Allowance / loans %	1.32%	1.38%	1.42%	1.59%	1.57%
Allowance / net charge-offs	NM	NM	NM	17.56	x	NM

Consumer Real Estate
Period-end loans ($ millions)	$4,370	$4,417	$4,457	$4,524	$4,578	(1)%	(5)%
30+ Delinq. % (a)	0.74%	0.81%	0.86%	0.93%	0.86%
NPL %	1.76	1.70	1.83	1.83	1.95
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.94%	1.04%	1.11%	1.11%	1.16%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$403	$408	$409	$423	$436	(1)%	(8)%
30+ Delinq. % (a)	1.51%	2.57%	2.57%	2.36%	2.46%
NPL %	6.81	6.81	7.05	6.42	6.67
Charge-offs % (qtr. annualized)	NM	0.35	NM	NM	0.12
Allowance / loans %	3.90%	4.02%	3.88%	3.85%	3.80%
Allowance / net charge-offs	NM	11.52	x	NM	NM	31.11	x

Credit Card and Other
Period-end loans ($ millions)	$350	$354	$347	$359	$358	(1)%	(2)%
30+ Delinq. % (a)	0.89%	0.92%	1.00%	1.17%	1.04%
NPL %	0.04	0.04	0.04	0.04	0.04
Charge-offs % (qtr. annualized)	2.80	2.71	3.08	3.25	2.95
Allowance / loans %	2.95%	3.38%	3.58%	3.39%	3.48%
Allowance / net charge-offs	1.04	x	1.24	x	1.16	x	1.04	x	1.17	x
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 1Q17 increase was primarily driven by a few credits within the C&I portfolio, all of which were favorably resolved in second quarter 2017.
(c) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

3Q17 Changes vs.
3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Total Regional Banking
Period-end loans ($ millions)	$18,788	$18,529	$17,537	$17,935	$17,789	1%	6%
30+ Delinq. % (a)	0.28%	0.13%	0.24%	0.18%	0.17%
NPL %	0.22	0.23	0.28	0.28	0.28
Charge-offs % (qtr. annualized)	0.12	0.07	0.03	0.05	0.08
Allowance / loans %	0.83%	0.83%	0.89%	0.86%	0.85%
Allowance / net charge-offs	6.85	x	12.65	x	31.75	x	19.30	x	10.88	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$12,373	$12,178	$11,284	$11,728	$11,698	2%	6%
30+ Delinq. % (a) (b) (c)	0.28%	0.03%	0.18%	0.08%	0.05%
NPL %	0.13	0.17	0.24	0.24	0.22
Charge-offs % (qtr. annualized)	0.10	0.04	NM	NM	0.05
Allowance / loans %	0.78%	0.75%	0.81%	0.75%	0.73%
Allowance / net charge-offs	7.83	x	17.85	x	NM	NM	16.76	x

Commercial Real Estate
Period-end loans ($ millions)	$2,251	$2,212	$2,173	$2,136	$2,066	2%	9%
30+ Delinq. % (a)	0.02%	0.01%	0.03%	0.01%	0.18%
NPL %	0.07	0.07	0.11	0.13	0.17
Charge-offs % (qtr. annualized)	NM	NM	NM	0.11	NM
Allowance / loans %	1.32%	1.38%	1.42%	1.59%	1.57%
Allowance / net charge-offs	NM	NM	NM	14.28	x	NM

Consumer Real Estate
Period-end loans ($ millions)	$3,714	$3,695	$3,655	$3,643	$3,608	1%	3%
30+ Delinq. % (a)	0.38%	0.46%	0.48%	0.49%	0.46%
NPL %	0.61	0.54	0.55	0.52	0.57
Charge-offs % (qtr. annualized)	0.04	NM	NM	—	0.01
Allowance / loans %	0.46%	0.48%	0.53%	0.52%	0.56%
Allowance / net charge-offs	11.04	x	NM	NM	NM	57.14	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$450	$444	$425	$428	$417	1%	8%
30+ Delinq. % (a)	0.85%	0.81%	0.90%	1.08%	0.97%
NPL %	0.10	0.09	0.09	0.09	0.10
Charge-offs % (qtr. annualized)	2.19	2.21	2.55	2.79	2.64
Allowance / loans %	2.79%	3.13%	3.36%	3.09%	3.19%
Allowance / net charge-offs	1.27	x	1.44	x	1.33	x	1.12	x	1.23	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$58	$63	$67	$71	$79	(8)%	(27)%
30+ Delinq. % (a)	4.22%	6.52%	4.25%	4.37%	4.37%
NPL %	3.75	2.90	2.25	1.66	1.54
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM
NM - Not meaningful
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 1Q17 increase was primarily driven by a few credits within the C&I portfolio, all of which were favorably resolved in second quarter 2017.
(c) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

3Q17 Changes vs.
3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Total Non-Strategic
Period-end loans ($ millions)	$1,320	$1,397	$1,486	$1,584	$1,688	(6)%	(22)%
30+ Delinq. % (a)	1.62%	1.79%	1.89%	1.94%	1.76%
NPL %	6.23	6.08	6.22	5.92	5.96
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.94%	3.15%	3.10%	3.03%	2.97%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$419	$420	$420	$420	$420	*	*
30+ Delinq. % (a)	—%	—%	—%	—%	—%
NPL %	0.74	0.95	0.97	0.98	0.99
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.32%	0.34%	0.35%	0.33%	0.33%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$656	$722	$802	$881	$970	(9)%	(32)%
30+ Delinq. % (a)	2.80%	2.62%	2.60%	2.76%	2.34%
NPL %	8.26	7.64	7.65	7.26	7.09
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	3.66%	3.90%	3.80%	3.56%	3.40%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$239	$249	$258	$275	$290	(4)%	(18)%
30+ Delinq. % (a)	1.20%	2.38%	2.78%	2.29%	2.36%
NPL %	10.39	10.30	10.45	9.32	9.48
Charge-offs % (qtr. annualized)	NM	0.56	NM	NM	0.18
Allowance / loans %	5.62%	5.80%	5.45%	5.49%	5.36%
Allowance / net charge-offs	NM	10.13	x	NM	NM	29.16	x

Other Consumer
Period-end loans ($ millions)	$6	$6	$6	$8	$8	*	(25)%
30+ Delinq. % (a)	1.44%	1.95%	1.84%	1.73%	1.62%
NPL %	1.92	1.93	1.90	1.82	1.83
Charge-offs % (qtr. annualized)	1.14	NM	NM	NM	NM
Allowance / loans %	0.69%	0.35%	0.08%	2.26%	2.50%
Allowance / net charge-offs	0.60	x	NM	NM	NM	NM
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN: PORTFOLIO METRICS
Unaudited

C&I Portfolio: $12.8 Billion (63.4% of Total Loans) as of September 30, 2017
% OS
General Corporate, Commercial, and Business Banking Loans	80%
Loans to Mortgage Companies	15%
Bank Holding Company Loans	3%
Trust Preferred Loans	2%

Consumer Real Estate (primarily Home Equity) Portfolio: $4.4 Billion (21.7% of Total Loans)

Origination LTV and FICO for Portfolio as of September 30, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	24%	16%	15%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	3%	3%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	—%	—%	1%

Origination LTV and FICO for Portfolio - Regional Bank as of September 30, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	25%	16%	17%
FICO score 720-739	1%	4%	3%	3%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	—%	1%	1%	—%
FICO score less than 620	—%	—%	—%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of September 30, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	8%	18%	15%	5%
FICO score 720-739	2%	6%	6%	2%
FICO score 700-719	2%	6%	6%	2%
FICO score 660-699	2%	5%	5%	4%
FICO score 620-659	—%	1%	2%	1%
FICO score less than 620	—%	—%	—%	2%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics
Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO		% TN	% 1st lien
pre-2008	$0.8	141	80%	724		20%	21%
2008	0.2	112	75%	746		74%	51%
2009	0.1	100	72%	744		85%	61%
2010	0.1	86	77%	753		92%	72%
2011	0.2	74	76%	758		89%	85%
2012	0.4	63	77%	763		89%	92%
2013	0.4	52	78%	754		85%	87%
2014	0.4	39	82%	757		86%	90%
2015	0.6	26	80%	758		81%	89%
2016	0.7	14	80%	760		84%	90%
2017	0.5	4	83%	759		80%	89%
Total	$4.4	58	79%	751	(a)	72%	74%
(a) 751 average portfolio origination FICO; 749 weighted average portfolio FICO (refreshed).

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	3Q17	2Q17	1Q17	4Q16	3Q16

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,883,551	$2,826,888	$2,740,460	$2,705,084	$2,744,582
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$2,492,496	$2,435,833	$2,349,405	$2,314,029	$2,353,527
Less: Intangible assets (GAAP) (b)	279,492	281,456	211,156	212,388	213,688
(C) Tangible common equity (Non-GAAP)	$2,213,004	$2,154,377	$2,138,249	$2,101,641	$2,139,839

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$29,622,636	$29,369,956	$29,618,600	$28,555,231	$28,449,222
Less: Intangible assets (GAAP) (b)	279,492	281,456	211,156	212,388	213,688
(E) Tangible assets (Non-GAAP)	$29,343,144	$29,088,500	$29,407,444	$28,342,843	$28,235,534

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$2,866,757	$2,778,169	$2,722,668	$2,746,828	$2,718,319
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$2,475,702	$2,387,114	$2,331,613	$2,355,773	$2,327,264
Less: Average intangible assets (GAAP) (b)	280,575	281,326	211,757	213,019	214,260
(H) Average tangible common equity (Non-GAAP)	$2,195,127	$2,105,788	$2,119,856	$2,142,754	$2,113,004

Annualized Net Income Available to Common Shareholders
(I) Net income available to common shareholders (annualized) (GAAP)	$267,148	$364,206	$219,073	$212,017	$251,434

Period-end Shares Outstanding
(J) Period-end shares outstanding	234,231	234,135	233,883	233,624	233,235

Ratios
(I)/(G) Return on average common equity (“ROE”) (GAAP)	10.79%	15.26%	9.40%	9.00%	10.80%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	12.17%	17.30%	10.33%	9.89%	11.90%
(A)/(D) Total equity to total assets (GAAP)	9.73%	9.63%	9.25%	9.47%	9.65%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.54%	7.41%	7.27%	7.42%	7.58%
(B)/(J) Book value per common share (GAAP)	$10.64	$10.40	$10.05	$9.90	$10.09
(C)/(J) Tangible book value per common share (Non-GAAP)	$9.45	$9.20	$9.14	$9.00	$9.17
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.